Exhibit 99.1

FOR IMMEDIATE RELEASE

PAINCARE HOLDINGS COMPLETES ASSET

ACQUISITION

OF GEORGIA PAIN PHYSICIANS, P.C. AND MERGER OF

GEORGIA SURGICAL CENTERS, INC.

Administering Over 15,000 Patient Visits Each Year, Leading Pain Management

and Surgery Center Practice Expected to Contribute $3,000,000 in Annual Revenue

and $900,000 in Annual Operating Income to PainCare

ORLANDO, FL – (PR Newswire) – May 26, 2004 – PainCare Holdings, Inc. (AMEX:PRZ) today announced that it has completed the purchase of the non-medical assets of Georgia Pain Physicians, P.C. (GPP), a comprehensive pain management practice with three medical offices serving Atlanta, Georgia and surrounding communities, and the merger with Georgia Surgery Centers, Inc. (GSC), which owns and operates three certified ambulatory surgery centers at the same locations. In connection with the purchase of the non-medical assets of GPP, PainCare, through one of its wholly owned subsidiaries, will provide ongoing management and administrative services to the successor to GPP’s medical practice.

Subject to certain yet undetermined post-closing adjustments, if any, the combined purchase price for the assets of GPP and GSC consists of $4,500,000 with 50% of the total consideration in cash and 50% in PainCare’s common stock. One-half of the consideration was paid at closing and the remaining one-half will be payable pro-rata over the three-year period following the closing as an earn-out conditioned upon PainCare recognizing at least $900,000 per year in net operating income.

GPP and GSC are expected to contribute approximately $3,000,000 in annual revenue to PainCare and approximately $900,000 in annual operating income.

Established in 1998 by Robert E. Windsor, M.D., FAAPMR, FAAEM, FAAPM, FAAPM., GPP has won national acclaim for its conservative approach to complex pain management. With a focus on managing the multi-disciplinary and multi-factorial chronic pain model, GPP endeavors to restore its patients to a more active lifestyle, with improved quality of life and functionality.

Administering over 15,000 patient visits each year, GPP and GSC currently have offices located in Marietta, Forest Park and Calhoun, Georgia – all of which offer a full spectrum of advanced diagnostic tools and treatment protocols, including electrodiagnostic nerve testing, traditional MRIs, x-rays, bone scans, diagnostic spinal injections and outpatient surgical procedures. In addition, GPP and GSC offer fellowships to physicians who are board certified, or pending board certification, in collaboration with Emory University, known for its highly-ranked professional school of medicine. The fellowship program, which is ACGME accredited, is specifically designed to allow physicians the opportunity to learn consultative and diagnostic techniques, percutaneous and surgical procedures and treatment protocols in a hands-on environment and under the direct supervision of Dr. Windsor and his associates. The program accepts six fellows per year from an average 70 applicants.

Board certified in Pain Management, Physical Medicine and Rehabilitation and Electrodiagnostic Medicine, Dr. Windsor joins PainCare’s cadre of other world class, highly accomplished pain management practitioners. As the first physical medicine specialist in the Country to take decisive steps into interventional pain, he is noted as the first in his field to perform cervical epidural cortisone injections, discography, radiofrequency denervation, spinal cord stimulation and opiate pump implantation. He also pioneered the cadaver teaching course for spinal injections in the American Academy of Physical Medicine and Rehabilitation and moved the academy program to accept interventional pain management as part of how the program defines itself.

Dr. Windsor is also responsible for leading the development of technological and procedural advancements in injection and implantation techniques in association with Advanced Neuromodulation Systems, Inc. and Medtronic, Inc.

A founder and program director of the Emory /GPP Fellowship Program, he is also the recipient of the 2003 Physiatric Association of Spine, Sports and Occupational Rehabilitation (PASSOR) Distinguished Clinician Award. The PASSOR Distinguished Clinician Award honors PASSOR members who have achieved distinction on the basis of their outstanding performance in musculoskeletal patient care, their scholarly level of teaching and have contributed significantly to the advancement of the specialty through participation in PASSOR activities. Dr. Windsor was previously awarded the PASSOR Distinguished Member Award in 2000. He is the co-author of the book “Clinical Orientation to Spinal Anatomy” and has published more than 50 book chapters and journal articles.

Dr. Windsor stated, “I have long admired Dr. Kenneth Alo and Dr. Robert Wright – pioneers in the field of interventional pain management. When I learned that they both elected to join PainCare, I realized that this was a company assembling the world’s best pain care specialists into a consummate powerhouse of talent, commitment and vision. And, I’m looking forward to being a part of it.”

Randy Lubinsky, Chief Executive of PainCare noted, “We are honored to welcome Dr. Windsor to the growing and dedicated PainCare team. This acquisition not only further accentuates PainCare’s dedication and advancement of pain management ideals, it also demonstrates our persistence to execute our business plan. We have now surpassed our stated 2004 operational goal to establish a minimum of two ambulatory surgery centers and we will continue to demonstrate that PainCare is devoted to its mission of increasing shareholder value and becoming the premier provider of comprehensive pain care in North America.”

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare specializes in the cost-effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation. The Company has established and is aggressively expanding a highly specialized network of orthopedic rehabilitation, spine surgery and pain management centers across North America to serve the pain care market. PainCare has built a professional healthcare organization comprised of many internationally renowned pain management physicians, neuro- and orthopedic surgeons, and physiatrists with centers found in Florida, Colorado, North Dakota, Texas, Louisiana, Missouri, Georgia and Canada.

PainCare also offers turnkey, on-site, rehab and electro diagnostic programs directly to independent physician practices, group practices and medical institutions under a revenue-sharing arrangement. MedX-Direct provides the most advanced testing, strengthening and rehabilitation utilizing state-of-the-art MedX equipment installed on-site at each physician practice. EDX-Direct program physicians are supplied with all equipment, technical training and support necessary to introduce electro diagnostic medicine studies into their respective practice offerings.

For more information on PainCare, please visit the Company web site at www.paincareholdings.com.

This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management’s ability to effectively launch new products in a timely and cost efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare’s future results, please refer to PainCare’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent filings filed with the Securities Exchange Commission.

FOR MORE INFORMATION, PLEASE CONTACT

Stephanie Noiseux, Elite Financial Communications Group, LLC

407-585-1080 or via email at steph@efcg.net

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